UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 13, 2008
(Date of earliest event reported)

TECHTARGET, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Needham, MA 02494
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 657-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On February 13, 2008 the Company announced its financial results for the quarter and fiscal year ended December 31, 2007. The full text of the press release issued, among other things, in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 4.02(a)    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 12, 2008, the Company concluded, and the Audit Committee of the Board of Directors of the Company (the “Committee”) approved, that the Company’s financial statements for the second and third quarters of 2007, as reported on Forms 10-Q filed on August 14, 2007 and November 13, 2007, Forms 8-K furnished on August 7, 2007 and November 7, 2007, and Form 8-K/A furnished on August 10, 2007 (the “Restated Filings”), need to be restated. Accordingly, the Company is reporting in this filing on Form 8-K today that the applicable previously issued financial statements and earnings releases should no longer be relied on.

The Company has concluded that it improperly classified a portion of its stock-based compensation expense in its income tax provision as a permanent tax difference when such portion should have been classified as a temporary tax difference. This resulted in an overstatement of the provision for income taxes in the financial statements included in the Restated Filings.  The Company has determined that its Forms 10-Q for the second and third quarters of 2007 require restatement. The Company anticipates it will file amendments to the Forms 10-Q within the next 30 days.

The restatement will result in a decrease to the provision for income taxes and a corresponding increase to net income of $534,000 for the three and six months ended June 30, 2007, and $290,000 and $824,000 for the three and nine months ended September 30, 2007, respectively.  The restatement will also result in an increase to total assets of $534,000 and $824,000 at June 30, 2007 and September 30, 2007, respectively.  Set out in the tables below is a summary of the changes to the provision for income taxes, net income, and net income (loss) per common share as a result of the restatement.

	For the Three Months Ended June 30, 2007		For the Six Months Ended June 30, 2007
In thousands, except for per share information	As previously reported	As restated	As previously reported	As restated
	(Unaudited)

Income before provision for income taxes	$5,340	$5,340	$5,993	$5,993
Provision for income taxes	$2,626	$2,092	$2,962	$2,428
Net income	$2,714	$3,248	$3,031	$3,565
Net income (loss) per comon share:
Basic	$0.06	$0.07	$(0.06)	$(0.02)
Diluted	$0.05	$0.06	$(0.06)	$(0.02)

	For the Three Months Ended September 30, 2007		For the Nine Months Ended September 30, 2007
In thousands, except for per share information	As previously reported	As restated	As previously reported	As restated
	(Unaudited)

Income before provision for income taxes	$3,400	$3,400	$9,393	$9,393
Provision for income taxes	$1,858	$1,568	$4,820	$3,996
Net income	$1,542	$1,832	$4,573	$5,397
Net income (loss) per comon share:
Basic	$0.04	$0.05	$0.03	$0.06
Diluted	$0.04	$0.04	$0.02	$0.05

The Company’s management and the Committee have discussed this matter with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Item 9.01                      Financial Statements and Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

(d)            Exhibits

        99.1    Press Release issued by the Company on February 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

Date: February 13, 2008	By:	/s/ Eric Sockol
Eric Sockol
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 13, 2008